Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern), appearing in the Annual Report on Form 10-K of EyePoint Pharmaceuticals, Inc. for the year ended June 30, 2018.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 25, 2018